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                                                                    EXHIBIT 99.1


                                      NEWS

FRB | WEBER SHANDWICK
FINANCIAL COMMUNICATIONS


AT THE COMPANY:                      AT FRB|WEBER SHANDWICK
Paul Schmitt                         Jeff Wilhoit                   Lisa Fortuna
Chief Financial Officer              General Info             Analysts/Investors
(630) 860-3560                       (312) 640-6757               (312) 640-6779

FOR IMMEDIATE RELEASE
TUESDAY, AUGUST 27, 2002

                         M~WAVE REDUCES WORKFORCE BY 22%

BENSENVILLE, ILL., AUGUST 27, 2002--M~Wave, Inc. (Nasdaq: MWAV), a value-added service provider of high performance circuit boards used in a variety of digital and high frequency applications, announced that it has eliminated approximately 35 jobs or about 22% of its work force. The cuts are a result of the downturn in the telecom industry and the consolidation of the Bensenville facilities into the West Chicago campus.

         "The downturn in the telecom industry continues to adversely affect our revenue base," said Joseph A. Turek, Chairman and Chief Executive Officer. "This decision, while unfortunate, is a necessary first step in right-sizing the company. The current business climate served to accelerate our plan to consolidate our Bensenville facilities into our new West Chicago campus, a process which we had originally planned to complete in 2004. The consolidation is already underway, and we expect to be completed by the end of 2002.

         "The efficiencies we will realize from this consolidation will move us closer to our goal of reducing our break-even point to approximately $5,000,000 per quarter," added Turek. "We believe that long-term industry fundamentals remain solid, and as the markets recover we are anticipating growth and profitability in 2003.

         M~Wave offers Supply Chain Management to its customers under its program of Virtual Manufacturing. M~Wave has signed nine new agreements, which the Company expects to represent approximately $10,000,000 in revenues for 2002. Virtual Manufacturing contractually supplies the printed circuit needs of our customer by managing the complete procurement process. We utilize a global base of suppliers that allows our customers to benefit from lower worldwide manufacturing prices. We deliver products when the customer needs them through either consignment inventory control or just-in-time programs. And, we reinforce our quality policy with a money-back guarantee for boards and components. To our knowledge, no other company offers the price, delivery, and quality benefits of our Virtual Manufacturing program.

ABOUT M~WAVE:

         Established in 1988 and headquartered in the Chicago suburb of Bensenville, Ill., M~Wave is a value-added service provider of high performance circuit boards. The Company's products are used in a variety of telecommunications and industrial electronics applications. M~Wave services customers like Lucent Technologies and Motorola, Inc. with its patented bonding technology, Flexlink II(TM) and its supply


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FRB | Weber Shandwick Worldwide serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.


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M-WAVE, INC.
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chain management program called Virtual Manufacturing. The Company trades on the
Nasdaq National market under the symbol "MWAV". Visit the Company on its web site at www.mwav.com.

         This news release contains predictions, estimates and other forward-looking statements that involve a number of risks and uncertainties. While this outlook represents our current judgement on the future direction of the business, such risks and uncertainties could cause actual results to differ materially from any future performance suggested above. Factors that could cause actual results to differ include the following: the Company's relationship and contractual arrangements with key customers; dependence on suppliers and subcontractors for circuit board components; successful award of contracts under bid; a highly competitive environment; design and production delays; cancellation or reductions of contract orders; effective utilization of existing and new manufacturing resources; pricing pressures by key customers; and other factors detailed in the Company's Securities and Exchange Commission filings.


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